EXHIBIT 23.3


NSAI    NETHERLAND, SEWELL & ASSOCIATES, INC.
        -------------------------------------


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
           ---------------------------------------------------------


We hereby consent to the filing of the Form S-1 registration statement for U.S. Energy Corp. in accordance with the requirements of the Securities Act of 1933, with the inclusion in such registration statement of our Rocky Mountain Gas, Inc. reserve report incorporated therein, and reference to our name in the form and context n which they appear.

                                   NETHERLAND, SEWELL & ASSOCIATES, INC.

                                   By:    /s/  C. H. (Scott) Rees III
                                        ----------------------------------------
                                        President and Chief Operating Officer



Dallas, Texas
May 7, 2004




Please be advised that the digital document you are viewing is provided by Netherland, Sewell & Associates Inc. (NSAI) as a convenience to our clients. The digital document is intended to be substantively the same as the original signed document maintained by NSAI. The digital document is subject to the parameters, limitations, and conditions stated in the original documents. In the event of any difference between the digital document and the original document, the original document shall control and supersede the digital document.